UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2007 (May 14, 2007)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, the board of directors of Georgia Gulf Corporation (“GGC”) adopted the Georgia Gulf Corporation Executive and Key Employee Change of Control Severance Plan (the “Severance Plan”) which provides for certain benefits for designated participants in the event of a change of control.  Generally, change of control includes the acquisition by a person of 33% of the common stock of GGC, certain changes in a majority of the members of the board of directors of GGC or consummation of a business combination unless no person owns 33% or more of the common stock of the resulting company and at least one-half of the members of the resulting company board of directors are persons who served as GGC directors.

Participants in the Severance Plan will be entitled to benefits upon termination within 24 months of a change of control if such termination is either (i) an involuntary termination other than for “cause” as defined in the Severance Plan or (ii) voluntary termination for “good reason” as defined in the Severance Plan.  Upon such termination, a participant will receive:

•      base salary plus current target bonus in effect prior to the change of control multiplied by the factor set forth below:

Position	Factor
CEO	2.0
Other executive officers	1.5
Key employee	1.0	;

•      a pro rata portion of current target bonus assuming payment at 100%;

•      accrued vacation pay; and

•      benefits until the earlier of (i) new employment or (ii) in the case of (a) the CEO – 2 years; (b) other executive officers – 1.5 years; and (c) key employees – 1 year

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of that agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Additionally, on May 15, 2007, the Compensation Committee of the board of directors designated the following as participants in the Severance Plan: Edward A. Schmitt, Chief Executive Officer and President; Joel I. Beerman, Vice President, General Counsel and Secretary; Paul D. Carrico, Vice President, Chemicals and Vinyls; William H. Doherty, Vice President, Custom Products; James T. Matthews, Vice President-Finance, Treasurer and Chief Financial Officer; Mark J. Seal, Vice President, Outdoor Building Products; C. Douglas Shannon, Vice President, Procurement; and James L. Worrell, Vice President, Human Resources.

On May 15, 2007, the stockholders of GGC approved the Second Amended and Restated 2002 Equity and Performance Incentive Plan, the terms of which are described in GGC’s Proxy Statement in connection with its 2007 annual meeting of stockholders, filed with the Securities and Exchange Commission in definitive form on April 18, 2007 under “Proposal III – Approval and Adoption of the Second Amended and Restated 2002 Equity and Performance Incentive Plan — Summary of the Plan” on pages 24 through 28, which description is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On May 14, 2007, GGC issued a press release announcing first quarter 2007 operating results and other matters described in the press release furnished as Exhibit 99.2 hereto, which is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Shell company transactions.

Not applicable.

(d)           Exhibits.

Number	Exhibit
10.1	Georgia Gulf Corporation Executive and Key Employee Change of Control Severance Plan.

10.2

Second Amended and Restated 2002 Equity and Performance Incentive Plan (incorporated by reference to Annex A to the proxy statement in connection with Georgia Gulf Corporation’s 2007 annual meeting of stockholders, filed with the Securities and Exchange Commission in definitive form on April 18, 2007).

99.1	Description of the Second Amended and Restated 2002 Equity and Performance Incentive Plan.

99.2	Press Release, dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: May 16, 2007